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CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC
PURSUANT TO 18 U.S.C. § 1350

                 I, C. Kent Potter, Senior Vice President and Chief Financial Officer of Chevron Phillips Chemical Company LLC (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarterly period ended June 30, 2002, dated as of August 7, 2002 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Report") by the Company, fully complies with the requirements of that section.

        I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ C. KENT POTTER C. Kent Potter Senior Vice President and Chief Financial Officer August 7, 2002

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CERTIFICATION OF CHIEF FINANCIAL OFFICER OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC PURSUANT TO 18 U.S.C. § 1350